                                                                 EXHIBIT 23.3


                [KNOBBE, MARTENS, OLSON & BEAR, LLP LETTERHEAD]


                               September 11, 2000


Joe E. Kiani
President & CEO
MASIMO CORPORATION
2852 Kelvin Avenue
Irvine, CA 92614


     Re: Consent of Knobbe, Martens, Olson & Bear, LLP

Dear Joe:

     We consent to the inclusion in the Masimo Corporation Registration Statement on Form S-1, and any amendments thereto, of our name and the statements with respect to us, as appearing under the heading "Experts".


                                                   Sincerely,

                                                   /s/ JAMES B. BEAR
                                                   ------------------
                                                       James B. Bear